EXHIBIT 11 a

                              ARGUSS HOLDINGS, INC.

                         STATEMENT REGARDING COMPUTATION
                              OF PER SHARE EARNINGS



                                                         Six Months Ended
                                                June 30, 1998      June 30, 1997
                                                -------------      -------------

Net Income                                       $   393,000        $1,392,000
                                                 ===========        ==========

Weighted Average Common Shares
  Outstanding - Basic                             10,388,000         7,274,000

Stock Options and Warrants                           653,000           284,000
                                                 -----------        ----------
Weighted Average Common Shares
  Outstanding - Diluted                           11,041,000         7,558,000
                                                 ===========        ==========

Net Income Per Share - Basic                     $       .04        $      .19
                                                 ===========        ==========

Net Income Per Share - Diluted                   $       .04        $      .18
                                                 ===========        ==========



                                                        Three Months Ended
                                                June 30, 1998      June 30, 1997
                                                -------------      -------------

Net Income                                       $ 1,166,000        $  774,000
                                                 ===========        ==========

Weighted Average Common Shares
  Outstanding - Basic                             10,421,000         7,278,000

Stock Options and Warrants                           682,000           317,000
                                                 -----------        ----------
Weighted Average Common Shares
  Outstanding - Diluted                           11,103,000         7,595,000
                                                 ===========        ==========

Net Income Per Share - Basic                     $       .11        $      .11
                                                 ===========        ==========

Net Income Per Share - Diluted                   $       .11        $      .10
                                                 ===========        ==========



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